Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE FOR

ADDITIONAL SUBSIDIARY GUARANTEES

Fourth Supplemental Indenture (this “Supplemental Indenture for Additional Guarantees”), dated as of March 14, 2006, among the guaranteeing subsidiaries listed on Schedule A hereto (the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a second supplemental indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of February 2, 2006, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $2,400 million of 7.375% Senior Notes due 2016 (the “Initial Notes”), and, subject to the terms of the Indenture, future unlimited issuances of 7.375% Senior Notes due 2016 (the “Additional Notes,” and together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of the Second Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Second Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Second Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Second Supplemental Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Guarantor for purposes of Article 10 of the Second Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiaries:

NRG BLOCKER I LP
NRG BLOCKER II LP
NRG BLOCKER III INC.
NRG BLOCKER IV INC.
NRG BLOCKER V INC.
NRG BLOCKER VI INC.
NRG BLOCKER VII INC.
TEXAS GENCO LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
NEW GENCO GP, LLC
TEXAS GENCO OPERATING SERVICES LLC
TEXAS GENCO HOLDINGS, INC.

By: /s/ George P. Schaefer
Name: George P. Schaefer
Title: Vice President

GCP FUNDING COMPANY, LLC

NEW GENCO LP, LLC
TEXAS GENCO LP, LLC

By: /s/ Susan T. Dubb
Name: Susan T. Dubb
Title: Treasurer and Secretary

TEXAS GENCO II, LP
TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner

By: /s/ George P. Schaefer
Name: George P. Schaefer
Title: Vice President and Assistant Treasurer

TEXAS GENCO, LP

By: Texas Genco GP, LLC, its General Partner

By: /s/ George P. Schaefer
Name: George P. Schaefer
Title: Vice President and Assistant Treasurer

Issuer:

NRG ENERGY, INC.

By: /s/ George P. Schaefer
Name: George P. Schaefer
Title: Vice President and Treasurer

Existing Guarantors:

ARTHUR KILL POWER LLC

ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CAPISTRANO COGENERATION COMPANY
CHICKAHOMINY RIVER ENERGY CORP.
COMMONWEALTH ATLANTIC POWER LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
HANOVER ENERGY COMPANY
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KAUFMAN COGEN LP
KEYSTONE POWER LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CALIFORNIA POWER LLC
NEO CHESTER-GEN LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO LANDFILL GAS HOLDINGS INC.
NEO POWER SERVICES INC.
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASIA-PACIFIC, LTD.
NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CADILLAC OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG KAUFMAN LLC
NRG MESQUITE LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING INC.
NRG ROCKY ROAD LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC

By: /s/ George P. Schaefer
Name: George P. Schaefer
Title: Treasurer

Attest:

/s/ Tanuja M. Dehne
Name: Tanuja M. Dehne
Title: Corporate Secretary

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By: /s/ Adam Berman
Name: Adam Berman
Title: Vice President

SCHEDULE A

SCHEDULE OF GUARANTEEING SUBSIDIARIES

1.	Texas Genco LLC, a Delaware limited liability company

2.	Texas Genco Financing Corp., a Delaware corporation

3.	Texas Genco GP, LLC, a Texas limited liability company

4.	New Genco GP, LLC, a Delaware limited liability company

5.	New Genco LP, LLC, a Delaware limited liability company

6.	Texas Genco Operating Services LLC, a Delaware limited liability company

7.	Texas Genco Holdings, Inc., a Texas corporation

8.	Texas Genco II, LP, a Texas limited partnership

9.	Texas Genco Services, LP, a Texas limited partnership

10.	GCP Funding Company, LLC, a Delaware limited liability company

11.	Texas Genco LP, LLC, a Delaware limited liability company

12.	Texas Genco, LP, a Texas limited partnership

13.	NRG Blocker I LP, a Delaware limited partnership

14.	NRG Blocker II LP, a Delaware limited partnership

15.	NRG Blocker III Inc., a Delaware corporation

16.	NRG Blocker IV Inc., a Delaware corporation

17.	NRG Blocker V Inc., a Delaware corporation

18.	NRG Blocker VI Inc., a Delaware corporation

19.	NRG Blocker VII Inc., a Delaware corporation